AMENDED AND RESTATED EMPLOYMENT AGREEMENT

          THIS  IS  AN  AMENDED   AND   RESTATED   EMPLOYMENT  AGREEMENT   (the
     "Agreement"), dated as of March 25, 2000, between West Pharmaceutical Services, Inc., a Pennsylvania corporation, (formerly named "The West
     Company,   Incorporated")  (the  "Company")  and  William  G.  Little  (the
     "Employee").

                                   Background


          The Company and Employee are parties to an Employment Agreement, dated as of May 20, 1991 (the "1992 Employment Agreement") and an amendment to the 1992 Employment Agreement, dated April 28, 1998 (as so amended, the "Amended Employment Agreement"). The Company desires to amend and restate the Amended Employment Agreement to incorporate the previous amendment as well as to make certain other changes as set forth herein.


                                    Agreement

         Intending to be legally bound, the parties agree as follows:

1. Position. The Company engages the Employee as its Chief Executive Officer. The Employee will perform such services as may be assigned to him by the Company's Bylaws and Board of Directors. The Company will also cause the Employee to become a director of the Company.

2. Exclusive Services. The Employee will diligently devote his entire time, effort and attention to the affairs of the Company and to the successful development of its business. Without the Company's advance written consent, the Employee will not render business services to others or engage in any other activity that would materially interfere with the performance of his duties under this Agreement. Nevertheless, as long as the following activities do not interfere with the Employee's obligations to the Company, the Employee may: (a) serve as a director, officer or trustee of any trade association or of any civic, educational or charitable organization; (b) acquire solely as an investment securities of any entity so long as (i) he remains a passive investor in that entity and (ii) that entity does not, directly or indirectly, compete with the Company; and (c) with the prior consent of the Company's Board of Directors, serve as director of any corporation which does not, directly or indirectly, compete with the Company.



3. Term of Employment. Unless sooner terminated as provided in Sections 6 or 7 of this Agreement, the Employee's employment term shall begin on the date of the 1992 Employment Agreement (the "Commencement Date") and shall end on the sooner of the Employee's normal retirement date or the second anniversary of the Company's giving notice of termination, which notice may be given at any time on or after (but not before) May 20, 1992.


4.       Compensation and Benefits.


         4.1      Compensation.


                  (a) Base Salary. The Employee's annual base salary will be determined in accordance with the Company's regular executive compensation review arrangements.


                  (b) Bonuses. In addition to his base salary, the Employee will be entitled to participate in the executive compensation arrangements described in
                           Section 5.


         4.2      Employee Benefits.


                  (a) The Employee will be entitled to participate in the Company's employee benefit plans that are generally available to the Company's executive management. These include any group life, hospitalization, surgical, major medical and accidental death and dismemberment insurance plans and the Company's Supplemental Executives' Retirement Plan and the Company's Salaried Employees' Retirement Plan.


                  (b) In determining the Employee's benefits under the Company's Supplemental Executive Retirement Plan
                           (i) his years of service under that Plan will include the years of service taken into account in determining his benefits under qualified pension plans sponsored by The Kendall Company and C. R. Bard, Inc. and (ii) on the date of the 1992 Employment Agreement, the Employee will be deemed to be vested under that Plan by virtue of such prior service.



                  (c) In determining the Employee's benefits and vesting rights under the Company's Salaried Employee's Retirement Plan, the Employee will be treated as though he joined the Company on the date of the 1992 Employment Agreement without credit for prior service with previous employers. However, on Employee's retirement under that plan, he will be entitled to receive a supplemental retirement benefit which, when added to the payments he receives under all of the Company's pension plans in which he participates, will equal the amount he would have received had his service under those plans included his service taken into account in determining his benefits under qualified pension plans sponsored by The Kendall Company and C. R. Bard, Inc.



                  (d) However, notwithstanding Sections 4.2 (b) and (c), amounts paid to the Employee by the Company and by its pension plans will be reduced by the benefits the Employee is or would have been entitled to receive under pension plans sponsored by The Kendall Company and C. R. Bard, Inc. if he has or had retained the right to retire under the plans sponsored by those employers. In computing that reduced amount, the Company may rely on information furnished to it by those other employers, and on appropriate actuarial adjustments (if practical, or otherwise adjusted as the parties may reasonably agree) to reflect the value of any benefits that are or would have been payable under those other plans in a manner or at a time different from the manner or time that benefits are payable under the Company's plans.



                  (e) For purposes of determining vacation leave under the Company's vacation policy, the Employee will receive credit for periods of prior service with The Kendall Company and C. R. Bard, Inc.


                    4.3 Reimbursement of Expenses. The Company will reimburse the Employee in accordance with the Company's expense reimbursement policy as in effect from time to time, for expenses reasonably and properly incurred by him in performing his duties. The Employee shall furnish the Company with evidence of his disbursements in sufficient detail to qualify them as deductions under the Internal Revenue Code of 1986, as amended (the "Code"). The Company will also reimburse the Employee for reasonable personal financial and tax planning expenses incurred in connection with the Employee's initial employment in an aggregate amount not to exceed $3,500.



                    4.4 Relocation. The Company will assist the Employee with relocation expenses and other activities associated with Employee's relocation to a new residence in the area of the Company's executive offices in accordance with the Company's relocation policy applicable to salaried employees in the form attached.



                    4.5 Automobile. The Company will provide the Employee with the use of an automobile and will pay or reimburse the Employee for maintenance and operation expenses of that automobile in accordance with the Company's executive automobile policy.


5. Establishment of Executive Compensation Arrangements. The Board of Directors has revised its executive incentive compensation arrangements under the Shareholder-approved Long Term Incentive Plan to provide for substantial incentive compensation opportunities for all of the Company's key executives. That plan shall be in effect for 1992 and each subsequent year of the Employee's employment. That plan will provide for bonuses of up to 100% of annual base salary based on the participant's rank and the achievement of fundamental and substantial increases in shareholder value. The latter will be determined by performance criteria established by the Compensation Committee in consultation with the Company's senior executives.



6.       Termination.


         6.1 Termination for Cause. The Company may terminate the Employee's employment, and the Company's obligations under this Agreement, at any time for Cause by giving notice to the Employee. Such termination will be effective as of the date of such notice and all rights of the Employee under this Agreement shall terminate on such date.



                  In this Agreement, "Cause" means: (i) the Employee's conviction of a felony; or (ii) the Employee's bankruptcy or insolvency; or (iii) the Employee's failure to perform his duties under this Agreement (other than due to physical or mental illness) and the failure by the Employee to correct that failure within 30 days after written notice from the Company; or (iv) the Employee's gross negligence or willful misconduct in the performance of his duties; or (v) Employee's conduct which causes substantial damage to the Company or any of its affiliated companies or any of their business reputations, or which brings them into disrepute; or (vi) the Employee's breach of his undertakings under Sections 9 ("Confidential Information") or 10 ("Non-Competition").



                    6.2 Employee's Disability. If, due to the Employee's Disability, he resigns or is terminated by the Company, the Employee shall be entitled to receive all base salary earned and accrued to the date of termination or resignation, as well as any other benefits payable under the Company's then current disability policy, but all other rights of the Employee hereunder shall terminate as of the date of Employee's termination or resignation.

                  In this Agreement, "Disability" means any physical or mental ailment which prevents the Employee from performing the duties incident to the Employee's employment with the Company and which (i) has continued for a period of 45 consecutive days, or for a period of 90 days whether or not consecutive, during any 360-day period; or (ii) is determined by a physician as highly likely to persist for 90 consecutive days or to be of permanent duration. Any question as to the existence, extent, duration or potentiality of the Employee's Disability shall be made by a qualified, independent physician selected by the Company, whose determination shall be final and conclusive for all purposes of this Agreement.



                    6.3 Termination Other Than For Cause. The Company may terminate the Employee's employment at any time other than for Cause, Disability or by giving the two years notice specified in Section 3, but if it does so, and the Employee is not then in breach of this Agreement, the Company shall pay the Employee either: (i) an amount equal to the Employee's annual base salary then in effect, plus an amount equal to his annual base salary that would be in effect for the next following year if such amount can be determined from this Agreement or has been set by the Compensation Committee to the Board of Directors; or (ii) if the subsequent year's annual base salary has not been so determined or set, an amount equal to two times the Employee's then current annual base salary. Such amount will be payable as a lump sum within 30 days following the date of termination and the payment will be in full satisfaction of all claims Employee may have against the Company. If the circumstances of the termination are such that the Employee is also entitled to severance compensation under Section-7 ("Termination Following a Change in Control"), the Employee will be entitled to receive the larger of the two amounts under Sections 6.3 or 7, but not both. The provisions of
                         Section 8.2 ("Additional Payment") will apply to all will apply to all payments made under this Section 6.3.

                    6.4 Death. In the event that the Employee dies while employed under this Agreement, the Employee's estate shall be entitled to receive: (i) all base salary earned and accrued to the date of death; and (ii) any other benefits payable under any then current life insurance policy provided to the Employee pursuant to
                         Section 4.2, hereof, but all other rights of the Employee hereunder shall terminate.



7.       Termination Following a Change in Control.

                    7.1 Termination Following the Consummation of a Change in Control. The Employee will be entitled to the severance compensation specified in Section 8 if, (a) at any time within two years after a Change in Control has occurred, the Employee's employment is terminated: (i) by the Company other than for Cause, death or
                         Disability or retirement at the Employee's normal retirement date under the Company's Salaried Employees' Retirement Plan; or (ii) as a result of Employee's resignation at any time following his Constructive Termination or (b) the Employee resigns for any reason within 30 days following the first anniversary of a Change in Control. Except as otherwise set forth in
                         Section 7.2, the Employee will not be entitled to the benefits specified in Section 8 if his employment terminates for any other reason or if, at any time thereafter, the Employee is in breach of his undertakings under this Agreement.n breach of his undertakings under this Agreement.

                    7.2 Termination Following a Contemplated Change in Control. If the Company executes an agreement, the consummation of which would result in the occurrence of a Change in Control, then, with respect to a termination (i) by the Company other than for Cause, death or Disability or retirement at the Employee's normal retirement date under the Company's Salaried Employees' Retirement Plan; or (ii) as a result of the Employee's resignation following his Constructive Termination occurring after the execution of such agreement (and, if such agreement expires or is terminated prior to consummation, prior to the expiration or termination of such agreement), a Change in Control shall be deemed to have occurred as of the date of the execution of such agreement and the Employee will be entitled to the severance compensation specified in Section 8.


                  As used in this Section 7, the following terms shall have the meanings described below:


                  (a) "Change in Control" means a change in control of a nature that would be required to be reported in response to Item I of the Current Report on Form 8-K as in effect on April 28, 1998 pursuant to
                           Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Act"), provided, that, without limitation, a Change in Control shall be deemed to have occurred if.


                        (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Act), other than:

                                    A.      the Company,

                                    B.      any Person who on the date  hereof
                                            is an employee or officer of the
                                            Company, or

                                    C.      a trustee  or  fiduciary  holding
                                            securities under an employee
                                            benefit plan of the Company,

                    (ii) is or becomes the "beneficial owner," (as defined in Rule 13-d3 under the Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or

                    (iii) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the board of directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or


                    (iv) the shareholders of the Company approve: (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all of the Company's assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization (collectively, a "Transaction") that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting power of the voting securities of the Company (or the surviving entity, or an entity which as a result of the Transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) outstanding immediately after the Transaction."


           (b) "Constructive Termination" means the occurrence of any of the following events during the Employment Term:



                    (i) the Company requires the Employee to assume any duties inconsistent with, or the Company makes a significant diminution or reduction in the nature or scope of the Employee's authority or duties from, those assigned to or held by the Employee on the Commencement Date;



                    (ii) a material  reduction in the Employee's  base salary or incentive compensation opportunities;



                    (iii)a relocation of the Employee's  site of employment to a location more than 51) miles from the Employee's site of employment with the Company on the Commencement Date;



                    (iv) the  Company  fails  to  provide  the  Employee  with a reasonable number of paid vacation days at least equal to the number of paid vacation days to which the Employee was entitled in the immediately preceding full calendar year;



                    (v)  the  Company   fails  to  provide  the  Employee   with
                         substantially the same fringe benefits that were provided to the Employee on the Commencement Date or with a package of fringe benefits that, though one or more such benefits may vary from those in effect on the Commencement Date, is substantially at least as beneficial to the Employee in all material respects as such prior fringe benefits taken as a whole; or



                    (vi) a  successor   of  the  Company  does  not  assume  the
                         Company's obligations under this Agreement, expressly or as a matter of law.



                     Notwithstanding the foregoing, no Constructive Termination shall be deemed to have occurred if: (x) the Employee shall have consented in writing or given a written waiver to the occurrence of any to the events enumerated in clauses (i) through (vi) above; or (y) the Employee shall have failed to give the Company written notice stating his intention to claim Constructive Termination and the basis for that claim at least 10 days in advance of the effective date of the resignation; or (z) the event constituting a constructive dismissal has been cured or reversed by the Company prior to the effective date of his resignation.



8.         Severance Compensation Following a Change in Control.



           8.1 Determination of Severance Compensation. Upon termination of employment as set forth in Section 7, the Employee shall be entitled to:



                    (a) severance compensation in an amount equal to three times the sum of: (i) the Employee's highest annual base salary rate in effect during the year of the termination of employment, and (ii) an amount equal to the annual bonus paid or payable for the fiscal year immediately preceding a Change in Control or the termination of employment (whichever amount is greater); provided, however, that if at any time before the third anniversary of the termination of the Employee's employment, the Employee either elects retirement under the Company's Salaried Employees' Retirement Plan, or could have been compelled to retire under that Plan if the Employee had remained employed by the Company, the severance compensation under this Section shall be reduced by an amount equal to the pension benefit payable to the Employee under that Plan, determined after any applicable actuarial reductions for early commencement. The amount of pension benefit taken into account for this purpose shall be limited to those benefits payable before the third anniversary of the termination of employment. The severance compensation paid hereunder shall not be reduced to the extent of any other compensation for the Employee's services which the Employee receives or is entitled to receive from any other employment as long as that employment is consistent with the terms of this Agreement;

                    (b)  the  difference,  if any,  between  (i) the benefit the
                         Employee   would  be  entitled  to  receive  under  the
                         Company's Salaried Employees' Savings Plan (the "Savings Plan") if the Company's contributions to the Savings Plan were fully vested upon the termination of the Employee's employment and (ii) the benefit the Employee is entitled to receive under the terms of the Savings Plan upon termination of employment. Any benefit payable hereunder shall be payable at such time and in such manner as benefits are payable under the Savings Plan; and



                    (c) a continuation of all hospital, major medical, medical, dental, life and other insurance benefits not otherwise addressed in this Agreement in the same manner and amount to which the Employee was entitled on the date of a Change in Control or on the date of termination of employment (whichever benefits are more favorable to the Employee) until the earlier of: (i) a period of 36 months after termination of employment; (ii) the Employee's retirement under the Company's Salaried
                         Employees' Retirement Plan; or (iii) the Employee's eligibility for similar benefits with a new employer. Assistance in finding new employment will be made available by the Company if the Employee so requests.


                    (d) the immediate vesting, upon the termination of the Employee's employment, of all stock options, other equity-based awards and shares of the Company's stock awarded to the Employee pursuant to this Agreement, the executive incentive plan referred to in Section 5, or any other Company compensation or benefit plan or arrangement generally, which are unvested at that time. The provisions of this Section 8.1 (d) shall supersede the terms of any stock-option, equity or other grant or award made to the Employee under any such other plan or arrangement to the extent that there is an inconsistency between the two.


           8.2.      Additional Payment.

                    (a) Gross-Up Payment. Notwithstanding anything herein to the contrary, if it is determined that any Payment would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "Excise Tax"), then the Employee shall be entitled to an additional payment (a "Gross-Up Payment") in an amount that will place the Employee in the same after-tax economic position that the Employee would have enjoyed if the Excise Tax had not applied to the Payment.


                    (b) Determination of Gross-Up Payment. Subject to the provisions of Section 8.2(c), all determinations required under this Section 8.2, including whether a
                         Gross-Up  Payment  is  required,   the  amount  of  the
                         Payments constituting excess parachute payments, and the amount of the Gross-Up Payment, shall be made by the accounting firm that was the Company's independent auditors immediately prior to the Change in Control (or, in default thereof, an accounting firm mutually agreed upon by the Company and the Employee) (the
                         "Accounting Firm"), which shall provide detailed supporting calculations both to the Employee and the Company within fifteen days of the Change in Control, the date of termination of employment or any other date reasonably requested by the Employee or the Company on which a determination under this Section 8.2 is necessary or advisable. The Company shall pay to the Employee the initial Gross-Up Payment within 5 days of the receipt by the Employee and the Company of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Employee, the Company shall cause the Accounting Firm to provide the Employee with an opinion that the Accounting Firm has substantial authority under the Code and Regulations not to report an Excise Tax on the Employee's federal income tax return. Any determination by the Accounting Firm shall be binding upon the Employee and the Company. If the initial Gross-Up Payment is insufficient to cover the amount of the Excise Tax that is ultimately determined to be owing by the Employee with respect to any Payment
                         (hereinafter an "Underpayment"), the  Company,   after
                         exhausting its remedies under Section 8.2(c) below, shall promptly pay to the Employee an additional Gross-Up Payment in respect of the Underpayment.


                    (c) Procedures. The Employee shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notice shall be given as soon as practicable after the Employee knows of such claim and shall apprise the Company of the nature of the claim and the date on which the claim is requested to be paid. The Employee agrees not to pay the claim until the expiration of the thirty-day period following the date on which the Employee notifies the Company, or such shorter period ending on the date the Taxes with respect to such claim are due (the "Notice Period"). If the Company notifies the Employee in writing prior to the expiration of the Notice Period that it desires to contest the claim, the Employee shall: (i) give the Company any information reasonably requested by the Company relating to the claim; (ii) take such action in connection with the claim as the Company may reasonably request, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably acceptable to the Employee;
                         (iii) cooperate with the Company in good faith in contesting the claim; and (iv) permit the Company to participate in any proceedings relating to the claim. The Employee shall permit the Company to control all proceedings related to the claim and, at its option, permit the Company to pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim. If requested by the Company, the Employee agrees either to pay the tax claimed and sue for a refund or contest the claim in any permissible manner and to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts as the Company shall determine; provided, however, that,if the Company directs the Employee to pay such claim and pursue a refund, the Company shall advance the amount of such payment to the Employee on an after-tax and interest-free basis (the "Advance"). The Company's control of the contest related to the claim shall be limited to the issues related to the Gross-Up Payment and the Employee shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or other taxing authority. If the Company does not notify the Employee in writing prior to the end of the Notice Period of its desire to contest the claim, the Company shall pay to the Employee an additional Gross-Up Payment in respect of the excess parachute payments that are the subject of the claim, and the Employee agrees to pay the amount of the Excise Tax that is the subject of the claim to the applicable taxing authority in accordance with applicable law.



                    (d) Repayments. If, after receipt by the Employee of an Advance, the Employee becomes entitled to a refund with respect to the claim to which such Advance relates, the Employee shall pay the Company the amount of the refund (together with any interest paid or credited thereon after Taxes applicable thereto). If, after receipt by the Employee of an Advance, a determination is made that the Employee shall not be entitled to any refund with respect to the claim and the Company does not promptly notify the Employee of its intent to contest the denial of refund, then the amount of the Advance shall not be required to be repaid by the Employee and the amount thereof shall offset the amount of the additional Gross-Up Payment then owing to the Employee.



                    (e) Further Assurances. The Company shall indemnify the Employee and hold the Employee harmless, on an after-tax basis, from any costs, expenses, penalties, fines, interest or other liabilities ("Losses") incurred by the Employee with respect to the exercise by the Company of any of its rights under this Section 8.2, including, without limitation, any
                         Losses related to the Company's decision to contest a claim or any imputed income to the Employee resulting from any Advance or action taken on the Employee's behalf by the Company hereunder. The Company shall pay, or cause the Trust to pay, all legal fees and expenses incurred under this Section 8.2 and shall promptly reimburse the Employee, or cause the Trust to reimburse the Employee, for the reasonable expenses incurred by the Employee in connection with any actions taken by the Company or required to be taken by the Employee hereunder. The Company shall also pay all of the fees and expenses of the Accounting Firm, including, without limitation, the fees and expenses related to the opinion referred to in Section 8.2(b).



               As used in this Section 8.2, the following terms shall have the meanings described below:



               "Payment" means (i) any amount due or paid to the Employee under this Agreement, (ii) any amount that is due or paid to the Employee under any plan, program or arrangement of the Company and any of its subsidiaries, and (iii) any amount or benefit that is due or payable to the Employee under this Agreement or under any plan, program or arrangement of the Company and any of its subsidiaries not otherwise covered under clause (i) or (ii) hereof which must reasonably be taken into account under Section 280G of the Code and the Regulations in determining the amount of the "parachute payments" received by the Employee, including, without limitation, any amounts which must be taken into account under the Code and Regulations as a result of (A) the acceleration of the vesting of any option, restricted stock or other equity award granted under any equity plan of the Company or otherwise, (B) the acceleration of the time at which any payment or benefit is receivable by the Employee or (C) any contingent severance or other amounts that are payable to the Employee.



               "Regulations" means the proposed, temporary and final regulations under Section 280G of Code or any successor provision thereto.


           8.3       Payment of Severance Compensation.



                    (a) The severance compensation set forth in Sections 8.1(a) and 8.1(b) will be payable in 36 equal monthly installments commencing on the first day of the month following the month in which employment terminates.
                         However, the Employee may elect in writing, in accordance with the provisions of this Section, to receive his severance compensation in a lump sum at a later time or in installments in amounts and at times elected by the Employee, but that election will not entitle the Employee to receive severance compensation sooner than permitted by the preceding sentence.



                    (b) The Employee must elect to receive amounts in installments or to defer payments by filing a written election with the Company. Such election must specify the time at which payments are to be made and the amounts of such payments. The election to receive installment payments or to defer payments will not be valid unless it is made prior to the time the Employee is entitled to receive any payments under this Agreement. The last such election in effect on the day before a termination of employment shall be controlling. No election may be made on or after termination of employment.



                    (c) The payment of deferred amounts must commence no earlier than the first business day of the calendar year following the termination of employment and no later than the third calendar year following the attainment of normal retirement age under the Company's Salaried Employees' Retirement Plan.



               8.4 Termination of Rights to Severance Compensation. The Employee's rights to severance compensation under Sections 7 and 8 may be terminated only: (a) at any time by the mutual written consent of the Employee and the Company; and (b) the Company may also terminate these rights at the end of each successive two-year period commencing on the date of this Agreement. The Company may terminate this Agreement under clause (b) of this
                    Section 8.4 by giving written notice at least one year in advance of such termination, except that such termination and written notice shall not be effective unless the Employee is employed by the Company on the termination date.

9.         Confidential Information.

               9.1 Covenant. The Employee acknowledges that his employment by the Company will, throughout the duration of this Agreement, bring him into close contact with many confidential affairs of the Company. These include (but are not limited to) information about markets, key personnel, client lists and client information, operational methods, proprietary intellectual property, plans for future developments
                    relating   thereto,   and  other   information  not  readily
                    available to the public. The Employee also further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. In recognition of these factors, the Employee covenants and agrees that, both during and after the term of this Agreement:



                    (i) he will keep secret all material confidential matters of the Company known to him which are not otherwise in the public domain and will not intentionally disclose them to anyone outside of the Company, wherever located, except with the Company's prior written consent; and



                    (ii) he will deliver  promptly to the Company on termination of his employment by the Company, or at any other time the Company may so request, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the business of the Company which he obtained while employed by, or otherwise serving or acting on behalf of, the Company and which he may then possess or have under his control.


               9.2 Specific Remedy. If the Employee commits a material breach of any of the provisions of
                     Section 9.1, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.


10.        Non-Competition.


          10.1 Covenant.  During the term of this  Agreement and for a period of
               one  year  after  the   termination   of  Employee's   employment
               hereunder, the Employee will not directly or indirectly:


               (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than five percent of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling products of the kind or type developed or being developed, produced, marketed or sold by the Company while the Employee was employed by the Company within any market or territory in which the Company is then actively engaged; or



               (ii) recruit any employee of the Company or solicit or induce, or attempt to solicit or induce, any employee of the Company to terminate his or her employment with, or otherwise cease his or her relationship with, the Company; or

               (iii)solicit,  divert or take  away,  or  attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by the Employee while employed by the Company.



     10.2 Specific Remedy. The restrictions contained in this Section 10 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for that purpose. The Employee agrees that any breach of this Section 10 will cause the Company substantial and irrevocable harm for which money damages will be inadequate and therefore, in the event of any such breach or threatened breach, in addition to such other remedies as may be available, the Company shall have the right to seek specific performance and injunctive relief.



11. Independence, Severability and Non-Exclusivity. All of the rights and remedies enumerated in Sections 9.2 and 10.2 are in addition to and not in lieu of any other rights and remedies available to the Company under law or in equity and shall survive termination of this Agreement. If any of the provisions of this Agreement (including Sections 9 and 10) are determined to be invalid or unenforceable, that will not affect the remainder of this Agreement which will be given full effect without regard to the invalid portions. If any part of Section 10 is held to be unenforceable by a competent tribunal because of its duration or the area covered thereby, the parties agree that the court making that determination will have the power to reduce the duration or area (and those provisions will be deemed to be amended by the parties) to the extent necessary to make those provisions enforceable



12. Vesting In the Event of a Change in Control. In the event of a Change in Control, all stock options, other equity-based awards and shares of the Company's stock awarded to the Employee pursuant to this Agreement, the executive incentive plan referred to in Section 5, or any other Company compensation or benefit plan or arrangement generally, which are unvested at that time, will immediately become fully vested. The provisions of this Section 12 shall supersede the terms of any equity award made to the Employee under any such other plan or arrangement to the extent that there is an inconsistency between them.



13. Assignment of the Employee Benefits. Absent the prior written consent of the Company, and subject to will and the laws of descent and distribution, the Employee will have no right to exchange, convert, encumber or dispose of the rights of the Employee to receive benefits and payments under this Agreement, which payments and benefits are non-assignable and non-transferable.



14. Notices. All notices under this Agreement shall be given in writing by personal delivery or by registered or certified mail addressed to the Company at its principal place of business and to the Employee at his residence address as then listed in the Company's records.


15. Return of Company Property. On the termination of Employee's employment hereunder at any time, he will promptly return to the Company all of its property then in his possession.


16.        General.


           16.1 Survival. Notwithstanding anything to the contrary in this Agreement, (i) the rights and obligations of the parties under Sections 8, 9 and 10 hereof, (ii) the Company's obligation to make payments under Section 6 hereof, and (iii) any cause of action or claim of either party, accrued or to accrue, because of any breach or default by the other party, shall survive any termination of this Agreement to the degree necessary to permit their complete fulfillment or discharge.



           16.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to conflicts of laws principles thereof which might refer such interpretations to the laws of a different state or jurisdiction.



           16.3 Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.



           16.4 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.



           16.5 No Other Representations. No representation, promise or inducement has been made by any party hereto that is not embodied in this Agreement, and no party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

           16.6 Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Employee and, subject to the provisions of
                     Section 11, their respective heirs, executors, personal representatives, successors and assigns.



           16.7 Amendments; Waivers. This Agreement may not be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, except by a written instrument executed by the parties to this Agreement or in the case of a waiver, by the party waiving compliance. The failure of any party to require performance of any provision of, or to exercise any right under, this Agreement shall not affect the right of that party at a later time to enforce that provision or exercise that right. No waiver of any term of this Agreement, whether by conduct or otherwise, will be deemed to be, or construed as, a further or continuing waiver of that or any other breach.



           IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Employment Agreement as of the date first set forth above.



                     WEST PHARMACEUTICAL SERVICES, INC.







                     By:            /s/ George R. Bennyhoff

                                    George R. Bennyhoff, Senior Vice President,

                                    Human Resources





                                    /s/ William G. Little

                                        William G. Little